Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Gulfport Energy Corporation

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common stock, par value $0.0001 per share	(1)	457(r)		$			$0.0001531	$
Fees to be Paid	Equity	Preferred stock	(2)	457(r)					0.0001531
Fees to be Paid	Debt	Debt Securities	(3)	457(r)					0.0001531
Fees to be Paid	Other	Guarantees of Debt Securities	(4)	457(r)					0.0001531
Fees to be Paid	Other	Warrants	(5)	457(r)					0.0001531
Fees to be Paid	Other	Depository Shares	(6)	457(r)					0.0001531
Fees to be Paid	Other	Share Purchase Contracts	(7)	457(r)					0.0001531
Fees to be Paid	Other	Units	(8)	457(r)					0.0001531
Fees to be Paid	Equity	Secondary Offering: Common stock, par value $0.0001 per share	(9)	Other	3,692,378		$193.51	$714,512,066.78	0.0001531		$109,391.80

Total Offering Amounts:								$714,512,066.78			109,391.80
Total Fees Previously Paid:											0.00
Total Fee Offsets:											107,568.36
Net Fee Due:											$1,823.44

__________________________________________
Offering Note(s)

(1)	a. An indeterminate aggregate amount or number of securities of each class is being registered hereunder, as may from time to time be offered, at indeterminate prices. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. The indeterminate aggregate amount or number also includes such securities as may, from time to time, be issued upon conversion or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities.
b. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of all of the registration fee.
(2)	See Note 1.
(3)	See Note 1.
(4)	See Note 1. Pursuant to Rule 457(n) under the Securities Act, where the securities to be offered are guarantees of other securities which are being registered concurrently, no separate fee for the guarantees shall be payable.
(5)	See Note 1.
(6)	See Note 1.
(7)	See Note 1.
(8)	See Note 1.
(9)	1a. Pursuant to Rule 416 under the Securities Act, the shares of common stock being registered hereunder include an indeterminate number of shares of common stock that may be issued in connection with the anti-dilution provisions or stock splits, stock dividends, recapitalizations or similar events.
1b. With respect to the offering of shares of our common stock by selling security holders, the proposed maximum offering price per share will be delivered from time to time in connection with, and at the time of, a sale by the holder of such security.
1c. Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, based on the average of the high and low reported sales prices of our common stock on May 23, 2025, as quoted on The New York Stock Exchange.

2. Gulfport Energy Corporation paid an aggregate registration fee of $124,560 in connection with the Registration Statement on Form S-3 (Registration Statement No. 333-264674), filed on May 4, 2022 (the “Prior Registration Statement”) relating to the registration of 14,326,362 shares of Common Stock, 12,372,898 of which have not been sold or issued pursuant to the Prior Registration Statement. Pursuant to Rule 457(p), the $109,391.80 registration fee associated with this filing is being offset by the $107,568.36 in fees that remain available under the Prior Registration Statement. The offering of unsold securities under the Prior Registration Statement is deemed terminated as a result of the expiration of the Prior Registration Statement. The balance of the registration fee, $1,823.44, is being paid herewith.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	Gulfport Energy Corp	(1)	S-3	333-264674	05/04/2022		$107,568.36	Equity	Common stock, par value $0.0001 per share	12,372,898	$1,160,392,238.90	$
Fee Offset Sources	Gulfport Energy Corp	(2)	S-3	333-264674		05/04/2022							124,551.52

__________________________________________
Offering Note(s)

(1)	Gulfport Energy Corporation paid an aggregate registration fee of $124,560 in connection with the Registration Statement on Form S-3 (Registration Statement No. 333-264674), filed on May 4, 2022 (the “Prior Registration Statement”) relating to the registration of 14,326,362 shares of Common Stock, 12,372,898 of which have not been sold or issued pursuant to the Prior Registration Statement. Pursuant to Rule 457(p), the $109,391.80 registration fee associated with this filing is being offset by the $107,568.36 in fees that remain available under the Prior Registration Statement. The offering of unsold securities under the Prior Registration Statement is deemed terminated as a result of the expiration of the Prior Registration Statement. The balance of the registration fee, $1,823.44, is being paid herewith.
(2)	Gulfport Energy Corporation paid an aggregate registration fee of $124,560 in connection with the Registration Statement on Form S-3 (Registration Statement No. 333-264674), filed on May 4, 2022 (the “Prior Registration Statement”) relating to the registration of 14,326,362 shares of Common Stock, 12,372,898 of which have not been sold or issued pursuant to the Prior Registration Statement. Pursuant to Rule 457(p), the $109,391.80 registration fee associated with this filing is being offset by the $107,568.36 in fees that remain available under the Prior Registration Statement. The offering of unsold securities under the Prior Registration Statement is deemed terminated as a result of the expiration of the Prior Registration Statement. The balance of the registration fee, $1,823.44, is being paid herewith.